Jamba, Inc. Announces Third Quarter 2012 Financial Results

Comparable Sales Up 3.9% for Company Stores; 2.5% System-wide(1)

International Stores Grow to 33, Up from 10 a Year Ago

Company Reiterates Fiscal 2012 Guidance and Provides Initial Fiscal 2013 Outlook

EMERYVILLE, Calif., November 1, 2012 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the third fiscal quarter ended October 2, 2012. The Company recorded a quarterly comparable sales increase of 3.9%, marking two years of consecutive, quarterly Company-owned stores and system-wide sales growth.

Jamba continued its solid gains in store-level profitability as improved traffic drove increases in all day parts. During the quarter, Jamba opened 12 new stores, eight in the U.S. and four in international markets.

“The excellent results Jamba has achieved during the quarter and year-to-date give us good momentum for a strong finish to the year,” said James D. White, chairman, president and CEO of Jamba, Inc.  “This progress gave us an opportunity during the quarter to increase our investments in marketing to deliver customer value-oriented promotions designed to grow our customer base and strategic growth initiatives, like JambaGO® and Talbott Teas®, which will accelerate our growth as a healthy, active lifestyle brand.

“Our marketing encourages trial by new customers, who become long-term fans, by showcasing our healthy on-the-go options along with our value proposition. Our innovative JambaGO initiative continues in high gear with 169 served locations at the end of the quarter.

 “Based on our strong year-to-date performance, we are affirming our guidance for 2012 and providing a preliminary 2013 outlook that underscores our optimism for the future,” concluded Mr. White.

Highlights for the 13 weeks ended October 2, 2012, compared to the 12 weeks ended October 4, 2011:

•	Company-owned comparable store sales(1) increased 3.9%, franchise-operated comparable store sales(1) increased 1.0% and system-wide comparable store sales(1) increased 2.5%.

•	Net income was $4.1 million, and represents $0.04 diluted earnings per share for the quarter, compared to net income of $4.1 million or $0.05 diluted earnings per share for the prior year period.

•	Investment during the quarter was accelerated in targeted customer value-price promotions and several growth initiatives, including JambaGO.

•	General and administrative expense increased to $9.7 million from $7.4 million, resulting from the accelerated investment in growth initiatives and an additional week of expenses included in the 2012 fiscal third quarter.

This is the third quarter the Company’s results are being reported on the basis of 13-week fiscal quarters which results in 12 fiscal periods. Therefore, the fiscal 2012 quarterly results are not directly comparable to fiscal 2011 quarterly results. The fiscal 2012 third quarter began on July 4, 2012 and ended on October 2, 2012. The third quarter of fiscal 2012 had 13 weeks and the third quarter of fiscal 2011 had 12 weeks. For comparable sales, the percentage change in company-owned and system-wide comparable sales compares the sales during a 13- and 39-week period in 2012 to the sales from the equivalent 13- and 39-week periods in the prior year. The Company has provided pro-forma results for fiscal 2011 third quarter in the attached tables.

Third Quarter Fiscal 2012 Results

Revenue

For the third quarter ended October 2, 2012, total revenue increased 14.7% to $65.5 million from $57.1 million in the third quarter ended October 4, 2011. The increase is primarily due to the inclusion of 13 weeks in the fiscal 2012 third quarter compared to 12 weeks in the fiscal 2011 third quarter. The increase in company-owned comparable store sales of 3.9% was driven primarily by an increase in transaction count of 510 basis points, partially offset by an average check decrease of 120 basis points. This represents the Company’s eighth consecutive quarter of positive company-owned comparable store sales growth. In the third quarter of 2012, franchise-operated comparable store sales increased 1.0% and system-wide comparable store sales increased 2.5%. Franchise and other revenue increased 23.9% to $3.7 million from $3.0 million in the 12-week period ended October 4, 2011. Jamba’s CPG revenue was $0.6 million in the third quarter of 2012, compared to $0.3 million in the prior year period.

Non-GAAP Adjusted Operating Profit(2) and Non-GAAP Adjusted Operating Profit Margin(2)

Jamba’s non-GAAP adjusted operating profit increased $2.1 million to $17.4 million from the third quarter of 2011 reflecting Company-operated store comparable sales growth and the impact of the Company’s cost savings initiatives. Non-GAAP adjusted operating profit margin(2) decreased by 30 basis points to 26.6% for the 13-week third quarter of 2012 compared to 26.9% in the 12-week quarter ended October 4, 2011, primarily due to increased investment in targeted customer value-price promotions and higher commodity costs.

General and Administrative (G&A) Expense

General and administrative expense increase resulted from the additional week included in the 13-week third quarter of 2012 and accelerated investments in growth initiatives, including JambaGO, the Talbott Teas business and research on development concepts. On a non-GAAP adjusted basis (3), excluding these factors, G&A increased $0.4 million.

Number of Stores

System-wide, Jamba has 755 stores in the United States, of which 454 are franchise-operated stores and 301 are company-owned. During the quarter, the Company opened eight new domestic franchise stores, all of which were non-traditional. No new company-owned stores were opened. Internationally, there are 33 stores locations, all of which are franchise-operated. The Company’s international franchise partners opened four Jamba Juice stores - two in Canada, one in South Korea and one in the Philippines.

Guidance for 2012

The Company reaffirms the following guidance for its fiscal 2012:

•	Deliver positive company-owned comparable store sales(1) of 4% - 6%;

•	Achieve adjusted operating profit margin(2) of 20% - 23%;

•	Develop 40-50 U.S. locations, plus up to 15 new stores at international locations and 400-500 JambaGO units;

•	Maintain base general and administrative expenses flat, in dollars with fiscal 2011;

•	Deliver CPG licensing revenue of approximately $3 million.

Outlook for 2013

The Company now expects to achieve the following results for its fiscal 2013:

•	Deliver positive company-owned comparable store sales(1) of 4% - 6% and store-level margin of 20%;

•	Achieve income from operations of 2.5% - 3.0% of revenue;

•	Deliver CPG revenue of $4 million - $5 million;

•	Develop 60-80 U.S. and international locations;

•	Add 1,000 JambaGO locations.

Liquidity

On October 2, 2012, the Company held $31.9 million in cash and cash equivalents as compared to $19.6 million cash and cash equivalents at January 3, 2012. On October 2, 2012, the Company had no restricted cash. At the end of fiscal 2011, the restricted cash balance was $1.4 million.

Webcast and Conference Call Information

A conference call to review the third quarter 2012 results will be held today, November 1, 2012 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-4774 or for international callers by dialing (480) 629-9760. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4569417. The replay will be available until November 22, 2012. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., (the “Company”) owns and franchises Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh squeezed juices and juice blends, hot coffee and teas, hot oatmeal, breakfast wraps, sandwiches and mini-wraps, California Flatbreads™, frozen yogurt, and a variety of baked goods and snacks. As of October 2, 2012, there were 788 store locations globally. There were 301 Company owned and operated stores and 454 franchise operated stores in the United States, and 33 international stores. Jamba–branded consumer products for at-home enjoyment are also available through select retailers across the nation and in Jamba outlets in the United States.

Fans of Jamba Juice can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “guidance”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the captions “Guidance for 2012” and “Outlook for 2013” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

203-682-8200

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP adjusted operating profit is net income/loss. An explanation and reconciliation of this non-GAAP financial measure to GAAP information is set forth below.

The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The Company’s core business operations comprise company-owned and franchise-operated stores and consumer packaged goods (CPG) operations. The Company believes its core business performance represents the Company's on-going performance in the ordinary course of its operations. Management excludes from the Company’s core business performance those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-routine, expenses or income from certain legal actions, settlements and related costs, general and administrative expense, including non-cash compensation related to stock and options. Management does not believe these items, including non-cash items, are reflective of the Company's ongoing core operations and accordingly excludes those items from non-GAAP adjusted operating profit and non-GAAP adjusted operating profit margin. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company's earnings releases. The non-GAAP adjustments are discussed further below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1)	Comparable store sales are calculated using sales of Jamba Juice stores open at least one full fiscal year. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the stores base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and the franchise-operated stores.

(2)	Non-GAAP adjusted operating profit is calculated as net income (loss) as determined in accordance with GAAP, excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth below. Non-GAAP adjusted operating profit margin is calculated as non-GAAP adjusted operating profit as a percentage of GAAP total revenue. The Company evaluates its performance using non-GAAP adjusted operating profit margin to assess the Company's historical and prospective operating financial performance, as well as its core operating performance relative to its competitors. Specifically, management uses these non-GAAP measures to further understand the Company's core business operating performance. The Company believes its core business operating performance represents the Company's on-going performance in the ordinary course of its core operations. Accordingly, the Company excludes from its core operating performance those items whose impact are not reflective of its core operations such as (a) interest income, (b) interest expense, (c) income taxes, (d) depreciation and amortization, (e) impairment of long-lived assets, (f) other operating, net, and (g) general and administrative expenses. The definition of adjusted operating profit margin is the same definition previously used by the Company to define operating profit margin in its 2012 guidance.
(3)	Non-GAAP adjusted G&A expense is calculated as G&A as determined in accordance with GAAP excluding the items described below and as specifically identified in the non-GAAP reconciliation schedules set forth below. The Company believes that G&A expense adjusted for non-routine items and performance compensation is a helpful indicator of the Company’s operating performance in that it shows the G&A expense without the impact of the non-routine items and performance compensation, specifically, the impact of one additional week in the 13-week period ended October 2, 2012 and one additional week in the 40-week period ended October 4, 2011, the costs incurred for accelerated growth initiatives, charges for share-based compensation and the semi-annual performance-based compensation for achieving its strategic objectives. Management does not believe these items are reflective of the Company’s ongoing performance and accordingly excludes those items from non-GAAP adjusted G&A expense.

JAMBA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	October 2,	January 3,
(In thousands, except share and per share amounts)	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$31,856	$19,607
Restricted cash	-	1,352
Receivables, net of allowances of $325 and $294	6,488	13,040
Inventories	2,637	2,228
Prepaid and refundable taxes	846	574
Prepaid rent	2,987	2,761
Prepaid expenses and other current assets	809	1,509
Total current assets	45,623	41,071

Property, fixtures and equipment, net	38,884	44,760
Goodwill	1,336	-
Trademarks and other intangible assets, net	1,439	1,130
Other long-term assets	1,375	1,332
	1,355
Total assets	$88,657	$88,293

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,928	$4,155
Accrued compensation and benefits	4,292	6,566
Workers' compensation and health insurance reserves	1,161	1,092
Accrued jambacard liability	26,192	33,256
Other current liabilities	9,399	9,961
Total current liabilities	47,972	55,030

Deferred rent and other long-term liabilities	12,855	13,079
Total liabilities	60,827	68,109

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 72,889 and
168,389 shares issued and outstanding at October 2, 2012 and January 3, 2012, respectively.	7,882	17,880

Stockholders' equity:
Common stock, $.001 par value, 150,000,000 shares authorized; 77,333,489 and 67,280,485
shares issued and outstanding at October 2, 2012 and January 3, 2012, respectively.	78	68
Additional paid-in-capital	379,449	369,027
Accumulated deficit	(359,579)	(366,791)
Total stockholders' equity	19,948	2,304

Total liabilities and stockholders' equity	$88,657	$88,293

JAMBA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Week	12 Week	39 Week	40 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands except share and per share amounts)	October 2, 2012	October 4, 2011	October 2, 2012	October 4, 2011

Revenue:
Company Stores	61,795	$54,102	174,350	$173,274
Franchise and other revenue	3,687	2,976	10,223	8,834
Total revenue	65,482	57,078	184,573	182,108

Costs and operating expenses:
Cost of sales	14,918	11,808	40,504	39,828
Labor	16,457	14,565	49,013	53,139
Occupancy	7,353	6,802	22,097	23,707
Store operating	9,328	8,539	26,158	25,728
Depreciation and amortization	2,793	2,805	8,528	9,621
General and administrative	9,663	7,398	29,125	25,881
Impairment of long-lived assets	75	312	637	1,214
Other operating, net	347	924	579	1,503
Total costs and operating expenses	60,934	53,153	176,641	180,621

Income from operations	4,548	3,925	7,932	1,487

Other income (expense), net:

Interest income	21	99	61	126
Interest expense	(52)	(117)	(147)	(456)
Total other expense, net	(31)	(18)	(86)	(330)

Income before income taxes	4,517	3,907	7,846	1,157

Income tax benefit (expense)	(413)	217	(634)	380

Net income	4,104	4,124	7,212	1,537

Preferred stock dividends and deemed dividends	(1,123)	(489)	(2,076)	(1,854)

Net income available (net loss attributable) to common stockholders	$2,981	$3,635	$5,136	$(317)

Weighted-average shares used in computation of earnings
(loss) per share:

Basic	70,672,511	67,042,745	68,450,782	66,024,576
Diluted	72,365,921	85,196,847	70,076,089	66,024,576

Earnings (loss) per share:
Basic	$0.04	$0.05	$0.07	$0.00
Diluted	$0.04	$0.05	$0.07	$0.00

JAMBA, INC.
(Unaudited)

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Operating Profit, Non-GAAP Adjusted Operating Profit Margin

(In thousands)	13 Week	12 Week	39 Week	40 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	October 2, 2012	October 4, 2011	October 2, 2012	October 4, 2011

Net income	$4,104	$4,124	$7,212	$1,537
Interest income	(21)	(99)	(61)	(126)
Interest expense	52	117	147	456
Income tax (benefit) expense	413	(217)	634	(380)
Depreciation and amortization	2,793	2,805	8,528	9,621
Impairment of long-lived assets	75	312	637	1,214
Other operating, net	347	924	579	1,503
General and administrative	9,663	7,398	29,125	25,881
Non-GAAP Adjusted operating profit	$17,426	$15,364	$46,801	$39,706

Non-GAAP Adjusted operating profit margin

Total Revenue	$65,482	$57,078	$184,573	$182,108
Non-GAAP Adjusted operating profit margin	26.6%	26.9%	25.4%	21.8%

Reconciliation of GAAP General & Administrative (G&A) Expense to Non-GAAP General & Administrative Expense adjusted

	13 Week	12 Week	39 Week	40 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands)	October 2, 2012	October 4, 2011	October 2, 2012	October 4, 2011

G&A expense	$9,663	$7,398	$29,125	$25,881
Adjustment for same weeks for each period ended	-	754	-	(619)
Charges for accelerated growth initiatives	(928)	-	(1,715)	-
Share-based compensation	(656)	(295)	(1,429)	(833)
Performance-based compensation	-	(194)	(2,050)	(718)
Non-GAAP G&A expense adjusted	$8,079	$7,663	$23,931	$23,711

JAMBA, INC.
PRO-FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
		Non-GAAP
	13 Week	13 Week
(In thousands)	Period Ended	Period Ended
	October 2, 2012	September 27, 2011

Revenue:
Company Stores	$61,795	$60,233
Franchise and other revenue	3,687	3,159
Total revenue	65,482	63,392

Costs and operating expenses:
Cost of sales	14,918	13,108
Labor	16,457	16,102
Occupancy	7,353	7,271
Store operating	9,328	9,095
Depreciation and amortization	2,793	3,060
General and administrative	9,663	8,152
Impairment of long-lived assets	75	312
Other operating, net	347	933
Total costs and operating expenses	60,934	58,033

Income from operations	4,548	5,359

Total other expense, net	(31)	(29)

Income before income taxes	4,517	5,330

Income tax benefit (expense)	(413)	217

Net income	4,104	5,547

Preferred stock dividends and deemed dividends	(1,123)	(551)

Net income available to common stockholders	$2,981	$4,996

	JAMBA, INC.

	(Unaudited)

STORE COUNT
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
39 week period ended October 2, 2012
At January 3, 2012	307	443	19	769
Opened	-	19	16	35
Closed	(5)	(9)	(2)	(16)
Refranchised	(1)	1	-	-
At October 2, 2012	301	454	33	788

40 week period ended October 4, 2011
At December 28, 2010	351	391	1	743
Opened	9	20	9	38
Closed	(8)	(11)	-	(19)
Refranchised	(42)	42	-	-
At October 4, 2011	310	442	10	762

COMPARABLE STORE SALES
	13 WEEK	12 WEEK	39 WEEK	40 WEEK
	PERIOD ENDED	PERIOD ENDED	PERIOD ENDED	PERIOD ENDED
	October 2, 2012	October 4, 2011	October 2, 2012	October 4, 2011

Percentage Change in Comparable store sales
Company stores	3.9%	3.3%	6.7%	3.2%
Franchise stores	1.0%	4.2%	5.8%	3.3%
System-wide	2.5%	3.7%	6.2%	3.3%

Percentage Change in Comparable Company store sales
Traffic effect	5.1%	-2.1%	4.5%	-1.6%
Average check effect	-1.2%	5.4%	2.2%	4.8%
Total Comparable Company store sales	3.9%	3.3%	6.7%	3.2%